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                                                                    EXHIBIT 15.1

                   [Letterhead of PricewaterhouseCoopers LLP]


January 31, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 12, 2001 on our review of the condensed consolidated interim financial information of Global Marine Inc. and subsidiaries (the "Company") as of and for the period ended September 30, 2001, and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2001, is incorporated by reference in (i) this Current Report on Form 8-K of GlobalSantaFe Corporation (formerly named Santa Fe International Corporation), (ii) the Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708 and 333-73878) of GlobalSantaFe Corporation and (iii) the Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation.

Very truly yours,


/s/ PricewaterhouseCoopers LLP